EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS
OF
WEYERHAEUSER COMPANY
(as amended through August 23, 2018)
ARTICLE I
PRINCIPAL OFFICE
The principal office of this corporation is located at 220 Occidental Avenue South, Seattle, Washington 98104, or such other place as the Board of Directors may determine from time to time.
The registered agent of the corporation is the Secretary of the corporation.
ARTICLE II
SHAREHOLDERS’ MEETINGS
1.(a) The annual meeting of shareholders at which the Directors are elected shall be at such time or place within or without the State of Washington as may be designated by the Board of Directors, for the purpose of electing directors, and for the transaction only of such other business as is properly brought before the meeting, in accordance with these bylaws.
(b) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at the annual meeting only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by a shareholder entitled to vote for the election of directors or such other business at the time of the notice required under Section 1(c) of this Article II, Section 5 of this Article II, or Section 2 of Article III, as applicable, and at the time of the meeting, who has complied with the requirements of Section 1(c) of this Article II, Section 5 of this Article II, or Section 2 of Article III, as applicable.
(c) In addition to any other applicable requirements, for business (other than nominations for the election of directors, which are governed by Section 5 of this Article II and Sections 2 and 3 of Article III) to be properly brought before the annual meeting by a shareholder, the business must be of a nature that is appropriate for consideration at an annual meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received no earlier than (x) 120 days prior to such annual meeting and no later than (y) the close of business on the later of the 70th day prior to the date of such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was first made by the corporation. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such adjournment or postponement, commence a new time period (or extend any time period) for the giving of the shareholder’s notice as described above. Each such notice to the Secretary shall set forth as to any business the shareholder proposes to bring before the annual meeting (1) a brief description of such business and the reasons for conducting such business at the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the text of the proposed amendment), (2) the name and address of record of the shareholder proposing such business and the name and address of the beneficial owner of shares, if any, on whose behalf the business is being proposed (the “Beneficial Owner”), (3) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (4) the name of each person with whom such shareholder or Beneficial Owner, or any affiliate or associate thereof (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) or other person acting in concert therewith, has any agreement, arrangement or understanding (whether written or oral) in connection with the proposed business or for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the corporation) or disposing of any shares of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), and a description of each such agreement, arrangement or understanding, and the name of each other person with whom such shareholder or Beneficial Owner, or any affiliate or associate thereof, is acting in concert with respect to the corporation, (5) a description of the material interest of the shareholder, any Beneficial Owner, each affiliate or associate of such shareholder or Beneficial Owner, each person described under clause (4) above and each person (if any) nominated by such shareholder in compliance with Sections 2 and 3 of Article III for election as director to the Board of Directors (each person described in this clause (5), a “Covered Person”) in each item of business described pursuant to clause (1) above, (6) a list of the class or series and number of shares of the corporation that are owned of record or beneficially by each Covered Person and documentary evidence of such record or beneficial ownership, (7) a list of all derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of the corporation, a description of all economic terms of each such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements, (8) a list of all transactions by any Covered Person involving any shares of the corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives or similar arrangements related to any shares of the corporation within 60 days of the date of the notice, (9) all other information that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed or is required to file a Schedule 13D containing such information, and (10) if the shareholder or Beneficial Owner intends to solicit proxies in support of any of such shareholder’s proposals, a representation to that effect. Notwithstanding anything to the contrary, nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notices of shareholder proposals that are, or that the shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by this Section.
(d) Notwithstanding anything in these bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section; and the presiding officer of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder or Beneficial Owner solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (10) of Section 1(c) of this Article II.
2.(a) Special meetings of shareholders may be called by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors (as defined in Section 1 of Article III) or (ii) upon the written request of the holders of at least 25% of the outstanding voting stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting.
(b) A request for a special meeting shall be delivered personally or sent by registered mail to the Secretary of the corporation at its principal executive offices and shall be signed and dated by each shareholder of record (or a duly authorized agent of such shareholder) requesting the special meeting (each, a “Requesting Shareholder”), and shall include (i) the name and address of each Requesting Shareholder; (ii) the class and number of shares of the corporation beneficially owned by each Requesting Shareholder; (iii) a statement of the specific purpose or purposes of the special meeting, including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Articles of Incorporation, the language of the proposed amendment; (iv) the information required by Section 1(c) of this Article II or Section 2 of Article III, as applicable; and (v) an acknowledgement by the Requesting Shareholders and the beneficial owners, if any, on whose behalf the special meeting request is being made that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the special meeting request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such special meeting request with respect to such disposed shares.
(c) If the Board of Directors determines that the special meeting request complies with the corporation’s Articles of Incorporation and the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for shareholder action under applicable law, the Board of Directors shall call the special meeting for the purpose set forth in the special meeting request and fix the time and place of the special meeting. Special meetings of shareholders shall be held at such time and place as shall be stated in the notice of special meeting solely for such purpose or purposes as may be stated in the notice of said meeting; provided, however, that in the case of a special meeting requested by the shareholders, the date of any such special meeting shall be not later than 90 days after the special meeting request that satisfies the requirements of this Section 2 is received by the Secretary.
3. The Board of Directors may by resolution fix the record date for the determination of shareholders entitled to notice of and to vote at each annual or special meeting of shareholders.
4. Every shareholder shall furnish in writing to the principal transfer agent the post office address at which notice of shareholders’ meetings and any other notices or communications pertaining to the corporation’s affairs or business may be served upon or mailed to such shareholder; and every shareholder shall forthwith advise the principal transfer agent in writing of any change of address.
5. (a) Subject to the provisions of this Section 5, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of shareholders:
(i) the names of any person or persons nominated for election to the Board of Directors (each, an “Access Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of no more than 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 5 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);
(ii) disclosure about each Access Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission (“SEC”) or other applicable law to be included in the proxy statement;
(iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Access Nominee’s election to the Board of Directors (subject, without limitation, to Section 5(e)(ii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (or any successor rule) (the “Supporting Statement”); and
(iv) any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Access Nominee, including, without limitation, any statement in opposition to the nomination, any information provided pursuant to this Section 5 and any solicitation materials or related information with respect to an Access Nominee.
For purposes of this Section 5, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, any Eligible Holder, any Nominating Shareholder, any Access Nominee and any other person (without any further recourse). The presiding officer of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether an Access Nominee has been nominated in accordance with the requirements of this Section 5 and, if not so nominated, shall direct and declare at the meeting that such Access Nominee shall not be considered.

(b) (i) The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Access Nominees than that number of directors constituting the greater of (A) two and (B) 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 5 (rounded down to the nearest whole number) (the “Maximum Number”).
(ii) The Maximum Number for a particular annual meeting shall be reduced by (A) Access Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (B) Access Nominees who cease to satisfy, or Access Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Section 5, as determined by the Board of Directors; (C) Access Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling or unable to serve on the Board of Directors; and (D) the number of incumbent directors who had been Access Nominees with respect to any of the preceding three annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.
(iii) In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 5(d) but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(iv) If the number of Access Nominees pursuant to this Section 5 for any annual meeting of shareholders exceeds the Maximum Number because there is more than one Nominating Shareholder, then, promptly upon notice from the corporation, each Nominating Shareholder will select one Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice (as amended, as applicable), with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 5(d), a Nominating Shareholder or an Access Nominee ceases to satisfy the eligibility requirements in this Section 5, as determined by the Board of Directors, a Nominating Shareholder withdraws its nomination or an Access Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the corporation (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that an Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(c) (i) An “Eligible Holder” is a person who has either (A) been a record holder of the common shares used to satisfy the eligibility requirements in this Section 5(c) continuously for the three-year period specified in subsection (ii) below or (B) provides to the Secretary of the corporation, within the time period referred to in Section 5(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 5 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of the corporation’s common shares throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder provides together with the Nomination Notice documentation reasonably satisfactory to the corporation that demonstrates that the funds meet the criteria set forth in (A), (B) or (C)

of this Section 5(c)(ii). In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 5, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any member of a group of Eligible Holders ceases to satisfy the eligibility requirements in this Section 5, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.
(iii) The “Minimum Number” of the corporation’s common shares means 3% of the number of outstanding common shares as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(iv) For purposes of this Section 5, an Eligible Holder “owns” only those outstanding shares of the corporation as to which the Eligible Holder possesses both:
(A) the full voting and investment rights pertaining to the shares; and
(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares, provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors.
(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member only of the group that has the largest ownership position as reflected in the Nomination Notice.
(d) To nominate an Access Nominee, the Nominating Shareholder must deliver to the Secretary at the principal executive offices of the corporation not less than 120 or more than 150 days before the first anniversary of the date that the corporation first sent its proxy statement for the prior year’s annual meeting of shareholders, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after such anniversary date, the Nomination Notice shall be given in the manner provided herein not earlier than (x) the 150th day and not later than (y) the close of business on the later of the close of business on the 120th day before such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made:
(i) A Schedule 14N (or any successor form) relating to each Access Nominee, completed and filed with the SEC by the Nominating Shareholder, in accordance with SEC rules;
(ii) A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):
(A) the information required with respect to the nomination of directors by a shareholder pursuant to Section 2 of Article III;
(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C) a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, any securities of the corporation for the purpose or with the effect of influencing control or changing control of the corporation;
(D) a representation and warranty that each Access Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;
(E) a representation and warranty that such Access Nominee:
(1) does not have any direct or indirect relationship with the corporation that would cause the Access Nominee not to qualify as independent under the rules of the primary stock exchange on which the corporation’s common shares are traded or as a non-employee director under Rule 16b-3 (or any successor rule) under the Exchange Act;
(2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Access Nominee; and
(3) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in a criminal proceeding within the past 10 years;
(F) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 5(c) and has provided evidence of ownership to the extent required by Section 5(c)(i);
(G) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 5(c) through the date of the annual meeting and a statement regarding the Nominating Shareholder’s intent or lack thereof with respect to continued ownership of the Minimum Number of shares for at least one year following the annual meeting;
(H) details of any position of an Access Nominee related to any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice;
(I) a representation and warranty that the Nominating Shareholder will not engage in or aid or abet a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting, other than with respect to an Access Nominee or any nominee of the Board of Directors;

(J) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of an Access Nominee at the annual meeting;
(K) if desired, a Supporting Statement; and
(L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees:
(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B) to file with the SEC any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Access Nominee, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C) to assume all liability (which shall be joint and several with respect to other group members if any) stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Access Nominees (or those in active concert or participation with either) with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;
(D) to indemnify and hold harmless (which shall be joint and several with respect to other group members if any) the corporation and each of its current and former directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its current and former directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Access Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 5; and
(E) if any information included in the Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any group member) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 5(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure; and
(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Access Nominee:
(A) to provide to the corporation the information required with respect to the nomination of directors pursuant to Section 2(c) of Article III, including but not limited to a completed and signed questionnaire and agreement required by Section 3 of Article III (which shall be provided within the period set forth in this Section 5(d) notwithstanding anything to the contrary set forth in Section 3 of Article III);
(B) to provide to the corporation such other information and certifications as the corporation may reasonably request; and

(C) at the reasonable request of the Governance and Corporate Responsibility Committee (or any successor committee or other committee with similar responsibilities), to meet with such committee to discuss matters relating to the nomination of such Access Nominee to the Board of Directors, including the information provided by such Access Nominee to the corporation in connection with his or her nomination and such Access Nominee’s eligibility to serve as a member of the Board of Directors.
The information and documents required by this Section 5(d) to be provided by the Nominating Shareholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 5(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.
(e) (i) Notwithstanding anything to the contrary contained in this Section 5, the corporation may omit from its proxy statement any Access Nominee and any information concerning such Access Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Access Nominee, if:
(A) the corporation receives a notice pursuant to Section 2 of Article III that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation;
(B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination submitted pursuant to this Section 5, the Nominating Shareholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 5 and shall therefore be disregarded;
(C) the Board of Directors determines that such Access Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with the Articles of Incorporation of this corporation, these Bylaws or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of the primary stock exchange on which the corporation’s common shares are traded;
(D) such Access Nominee was nominated for election to the Board of Directors pursuant to this Section 5 at one of the corporation’s two preceding annual meetings of shareholders and either withdrew, became ineligible or received a vote of less than 25% of the common shares entitled to vote for such Access Nominee;
(E) such Access Nominee has been, at any time within a three-year period prior to the date on which the Secretary actually received the Nomination Notice relating to such Access Nominee’s nomination, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
(F) the corporation is notified, or the Board of Directors determines, that the Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 5(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Access Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Access Nominee under this Section 5.
(ii) Notwithstanding anything to the contrary contained in this Section 5, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the

Supporting Statement or any other statement in support of an Access Nominee included in the Nomination Notice, if the Board of Directors determines that:
(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, regulation, or listing standard.
The corporation may solicit against, and include in the proxy statement its own statement relating to, any Access Nominee.
(f) Notwithstanding anything to the contrary set forth in Section 2 of Article III (including without limitation the second sentence of Section 2 of Article III and the second to last sentence of Section 2(d) of Article III), subject to the terms, conditions and limitations set forth in this Section 5, (i) this Section shall be an alternative means for a shareholder to nominate a person for election to the Board of Directors, and (ii) a person properly and validly nominated in accordance with this Section shall be eligible for election to the Board of Directors.
ARTICLE III
DIRECTORS
1. The business and affairs of this corporation shall be managed under the direction of a Board of Directors consisting of not fewer than nine (9) nor more than thirteen (13) directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, each director to hold office until his successor shall have been elected and qualified. Notwithstanding the foregoing, in an election to which plurality voting does not apply, the term of a director who does not receive a majority of the votes cast in accordance with Section 4 of this Article III, but who was a director at the time of the election, shall terminate on the date that is the earliest of (i) 90 days from the date of the certification of the election results, (ii) the date on which a person is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors, and (iii) the date on which the director’s resignation is accepted by the Board of Directors. Whenever used in these bylaws, the phrase “entire Board of Directors” shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under these bylaws.
2. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, nominations for the election of directors made by any shareholder entitled to vote generally in the election of directors shall be valid and effective only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth:
(a) all of the information that is required to be included in a notice from a shareholder for bringing other business before the meeting under Section 1(c) of Article II; and

(b) any information relating to such shareholder and any Beneficial Owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act ; and
(c) as to each person whom the shareholder proposes to nominate for election or re-election as a director:
(i) the name, age, business and residence addresses, and principal occupation or employment of each nominee,
(ii) a description of all agreements, arrangements or understandings (whether written or oral) between or among any of the shareholder, any Beneficial Owner, each nominee and any other person or persons (naming such person or persons) related to the nomination of each nominee that is to be made by the shareholder,
(iii) such other information regarding each nominee proposed by such shareholder as would be required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and serving as a director of the corporation if so elected), and
(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such shareholder and Beneficial Owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any Beneficial Owner or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d) with respect to each nominee for election or re-election to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 3 of this Article III. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. If, after the shareholder has delivered the notice of nominations under this Section, any information required to be contained in such notice as described above changes prior to the date of the relevant meeting, such notice shall be deemed to be not in compliance with this Section and not effective unless such shareholder, within one calendar day of the date of the event causing such change in information, delivers to the Secretary of the corporation an updated notice containing such change. No person nominated by a shareholder of the corporation shall be eligible for election as a director of the corporation unless nominated by such shareholder in accordance with the provisions set forth in Sections 2 and 3 of this Article III. The presiding officer of the meeting may determine that a nomination was not made in accordance with such provisions, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
3. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2 of this Article III) to the Secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), which agreement shall (a) provide that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
4. A nominee for director shall be elected or re-elected to the Board of Directors if the votes cast for such nominee’s election or re-election exceed the votes cast against such nominee’s election or re-election. Shares otherwise present at the meeting, but for which there is an abstention, as to which no authority or direction to vote in the election is given or specified, or whose ballot is marked withheld shall not be deemed to be votes cast. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the corporation has received a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in the corporation’s bylaws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the expiration of the time fixed in such bylaw for submitting nominations (a “contested election”). If the number of nominees for any election of directors exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.
5. In the event that there shall be a vacancy on the Board of Directors, a person may be appointed as a director to fill such vacancy by vote of a majority of the entire Board of Directors. Any director appointed to fill a vacancy on the Board of Directors shall stand for election by the shareholders at the next annual meeting of shareholders.
6. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Washington. The times and places for holding meetings of the Board of Directors may be fixed from time to time by resolution of the Board of Directors or (unless contrary to a resolution of the Board of Directors) in the notice of the meeting. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
7. The annual meeting of the Board of Directors may be held immediately following the adjournment of the annual meeting of shareholders at the place at which the annual meeting of shareholders is held or at such other time or place fixed by resolution of the Board of Directors.
8. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary or by any two or more directors. Notice of each special meeting of the Board of Directors shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address and be mailed on or before the third day before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, wireless, telex or other electronic means of transmission, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first class mail.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES
1.(a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate three or more of their number to constitute an Executive Committee, and shall include therein the Chairman of the Board. The Chairman of the Executive Committee shall be an independent Director. The Executive Committee, except to the extent limited in the aforesaid resolution or by law, shall have and exercise, in the interval between meetings of the Board of Directors, the authority and powers of the Board of Directors in the management of the business of the corporation.
(b) Meetings of the Executive Committee may be held at any time and at any place upon call of the Chairman of the Board or the Secretary or any two members of the Committee. Notice, which need not state the purpose of the meeting, shall be given orally, in writing or by electronic mail or other electronic means not less than 24 hours prior to the time of the holding of said meeting, except that if a meeting is held at a time and place fixed in a resolution of the Executive Committee or the Board of Directors, no notice shall be required. Members of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
(c) Three of the members of the Executive Committee, or a majority of the members if a majority is greater than three, shall constitute a quorum for the transaction of business and the act of three of the members of the Executive Committee, or a majority of the members if a majority is greater than three, present at a meeting shall be the act of the Executive Committee. All action taken by the Executive Committee shall be reported to the Board of Directors at the next meeting thereof, unless before such meeting a copy of said minutes shall have been given to each Director.
2.(a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, define the powers, authority, and functions of, designate the number of members and name the Chairmen and other members of such other committees of the Board of Directors as the Board shall from time to time determine.
(b) Meetings of such a committee may be had at any time and at any place upon call of the Chairman of the committee, the Chairman of the Board or any other two members of the committee. Notice, which need not state the purpose of the meeting, shall be given orally, in writing or by electronic mail or other electronic means not less than twenty-four hours prior to the time of the holding of said meeting, except that if a meeting is held at a time and place fixed in a resolution of the Committee, or the Board of Directors, no notice shall be required. Members of such committees may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
(c) A majority of the members of such a committee shall constitute a quorum of the committee for the transaction of its business and the act of a majority of the members of the committee present at a meeting shall be the act of the committee. All action taken by such a committee shall be reported to the next meeting of the Board of Directors, unless before such meeting a copy of the minutes of the committee meeting shall have been given to each Director.
ARTICLE V
OFFICERS
1. The officers of this corporation shall include those elected by the Board of Directors and those appointed by the Chief Executive Officer. The officers of this corporation to be elected by the Board of Directors shall be: a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Secretary, a Treasurer, a General Counsel, a Chief Accounting Officer, and a Director of Taxes. The officers of this corporation which may from time to time be appointed by the

Chief Executive Officer shall be the Vice Presidents and such additional officers and assistant officers of this corporation as he may determine.
2. At its annual meeting the Board of Directors shall elect such of the officers of this corporation as are to be elected by it and each such officer shall hold office until the next such annual meeting or until a successor shall have been duly elected and qualified or until his death, resignation, retirement or removal by the Board of Directors. A vacancy in any such office may be filled for the unexpired portion of the term at any meeting of the Board of Directors. Such of the officers of this corporation as are appointed by the Chief Executive Officer shall serve for such periods of time as he may determine or until a successor shall have been appointed or until his death, resignation, retirement or removal from office.
3. Any Director or officer may resign his office at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the Chief Executive Officer. A resignation so made shall be effective upon its delivery unless some later time, or an effective time determined upon the happening of an event or events, be fixed in the resignation, and then from the date so fixed.
4. The Board of Directors may appoint and remove at will such agents and committees as the business of the corporation shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the Chief Executive Officer, the Board of Directors or by other provisions of these bylaws.
ARTICLE VI
POWERS AND DUTIES OF OFFICERS
1. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and the shareholders. The Chairman of the Board, in consultation with the Board of Directors, may advise with and assist the Chief Executive Officer in any possible way, and shall perform such duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.
2. The Chief Executive Officer of the corporation shall be vested with general authority and control of its affairs, and over the officers, agents and employees of the corporation, subject to the Board of Directors. He shall perform all the duties devolving upon him by law as the Chief Executive Officer of the corporation. He shall from time to time report to the Board of Directors any information and recommendations concerning the business or affairs of the corporation that may be proper or needed, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and services, not inconsistent with law or these bylaws, as pertain to his office, or as are required by the Board of Directors.
3.(a) The President, the Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have and exercise such powers and discharge such duties as may from time to time be conferred upon and delegated to them respectively, by the Chief Executive Officer, or by these bylaws, or by the Board of Directors.
(b) In the absence of the Chief Executive Officer or in the case of his inability to act, the President, or in the absence of the President or in the case of his inability to act, the most senior Executive Vice President present, or in the absence or inability to act of any Executive Vice President, the most senior Senior Vice President present, shall be vested with all the powers and shall perform all the duties of said Chief Executive Officer during his absence or inability to act, or until his successor shall have been elected.
4.(a) The Treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation. He shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and he shall have custody over all securities of the corporation. He shall have such additional powers and such other duties as he may from time to time be assigned or directed to perform by these bylaws or by the Board of Directors or by the Chief Executive Officer.

(b) The Assistant Treasurers, in the order of their seniority, shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.
5.(a) The Secretary shall have the care and custody of the corporate and stock books and the corporate seal of the corporation. He shall attend all meetings of the shareholders, and, when possible, all meetings of the Board of Directors and of the Executive Committee, and shall record all votes and the minutes of all proceedings in books kept for that purpose. He shall sign such instruments in behalf of the corporation as he may be authorized by the Board of Directors or by law to do, and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof. He shall see that proper notice is given of all meetings of the shareholders of which notice is required to be given, and shall have such powers and duties as he may from time to time be assigned or directed to perform by these bylaws, by the Board of Directors or the Chief Executive Officer.
(b) The Assistant Secretaries, in the order of their seniority, shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.
6. The General Counsel shall attend all meetings of the shareholders and, upon request, meetings of the Board of Directors and the Executive Committee of the corporation, and act as advisor thereof, and shall have general supervision of all legal matters of the corporation, and at all times be subject to the direction of the Chief Executive Officer and the Board of Directors of the corporation.
7.(a) The Chief Accounting Officer of the corporation shall have authority over and custody of the financial and property books and records of the corporation. He shall maintain adequate records of all assets, liabilities and transactions of the corporation; and shall have such additional powers and duties as he may from time to time be assigned or directed to perform by these bylaws or by the Board of Directors or by the Chief Executive Officer.
(b) The Assistant Controllers, in the order of their seniority, shall have all of the powers and shall perform the duties of the Controller in case of the absence of the Controller or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.
ARTICLE VII
CERTIFICATES OF STOCK
1. Shares of the corporation may, but need not be, represented by certificates. All certificates of stock shall be in such form as shall be approved by the Board of Directors, shall be numbered in the order of their issue, shall be dated, shall be signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, and by the Secretary or an Assistant Secretary, provided, that where any such certificate is manually countersigned by a Registrar, other than the corporation or its employee, the signatures of the Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, Secretary, or Assistant Secretary, and the Transfer Agent upon such certificates may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered by the corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to be such officer or officers of the corporation.
2. The corporation shall, if and whenever the Board of Directors so determines, maintain one or more transfer offices each in charge of a Transfer Agent designated by the Board of Directors where the shares of the corporation shall be directly transferable; and likewise, one or more registration offices each in charge of a Registrar designated by the Board of Directors where such certificates shall be registered. One person or corporation may be designated as both Transfer Agent and Registrar. When any such transfer and registration office or offices are maintained and the Transfer Agent or Agents and Registrar or Registrars shall have been designated for such office or offices, no certificate for shares of the corporation shall be valid unless countersigned by a Transfer Agent so designated and by a Registrar so designated.
3. Except as otherwise provided in the articles of incorporation or a resolution of the Board of Directors of this corporation, transfer of fractional shares shall not be made upon the records or books of the corporation, nor shall certificates for fractional shares be issued by the corporation.
4. The corporation may issue a new certificate in place of any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors shall require the owner of the lost, destroyed or mutilated certificate, or his legal representative, to give the corporation a bond in such sum and with such surety or sureties as it may direct, to indemnify the corporation against any claim that shall be made against it on account of the alleged loss or destruction of such certificate.
5. The Board of Directors may make such additional rules and regulations, not contrary to law or these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares and of shares without certificates of the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by applicable law.
ARTICLE VIII
CONTRACTS
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or undertaking, or to pledge its credit or to render it liable for any purpose or on any account.
ARTICLE IX
FISCAL YEAR
The fiscal year of this corporation shall be the period beginning with the opening of business on January 1 and ending with the close of business on December 31 of each year.
ARTICLE X
CORPORATE SEAL
The corporate seal shall be the one of which an impression is affixed in the left hand margin hereof, bearing the words:
“WEYERHAEUSER COMPANY
CORPORATE SEAL
STATE OF WASHINGTON”

ARTICLE XI
NOTICES AND WAIVERS
1. Whenever notice is required under these bylaws or by statute, and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, first class postage prepaid, and addressed to the party to be notified, at his last known address.
2. Any shareholder, officer, director or member of the Executive Committee may waive at any time any notice required to be given under these bylaws, either by separate writing or directly upon the face of the records.
ARTICLE XII
INDEMNIFICATION
1. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer or employee, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (hereinafter an “indemnitee”) against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled apart from the foregoing provisions. For purposes of this Article XII, “director, officer or employee” shall include persons who hold such positions in this corporation or in a wholly owned subsidiary, or hold, at the written request of an officer of this corporation, an equivalent position in another enterprise. The rights granted by this Article XII shall apply whether or not the person continues to be a director, officer or employee at the time liability or expense is incurred and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Notwithstanding any amendment or repeal of this Section, or of any amendment or repeal of the any of the procedures that may be established by the Board pursuant to this Section, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal. The right to indemnification conferred in this Section shall be a contract right.
2. The right to indemnification conferred in this Article XII shall include the right to be paid by this corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to this corporation of a written affirmation of the indemnitee of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct described in RCW 23B.08.510 and an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee did not meet the standard of conduct.
3. This corporation shall have power to the fullest extent permitted by the Business Corporation Act of the State of Washington to purchase and maintain insurance on behalf of any person who is, or was, a director, officer, employee or agent of this corporation or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not this corporation would have the power to indemnify the person against such liability under the provisions of Section 1 of this Article XII or under the Business Corporation Act of the State of Washington or any other provision of law.

ARTICLE XIII
AMENDMENT OF BYLAWS
These bylaws may be altered, amended or repealed or new bylaws enacted by (a) the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all directors are present) or (b) at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting); provided, however, that Article III of these bylaws may be amended only by the affirmative vote of a majority of the shares represented and entitled to vote at any regular meeting of the shareholders or at any special meeting thereof duly called for that purpose, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new bylaws, or a summary thereof, except that any amendment required by law or necessary or desirable to cure an administrative or technical deficiency may be made as provided in (a) or (b) above; and provided, further, that Article III of these bylaws shall be superseded and preempted by an amendment to the articles of incorporation of this corporation establishing majority voting requirements for the election of directors. If any provision of these bylaws is or becomes inconsistent with any provision of the articles of incorporation, the Business Corporation Act of the State of Washington or any other law, such provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.